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                                                                      EXHIBIT 11


                       INDUSTRIAL DISTRIBUTION GROUP, INC.


                        COMPUTATION OF EARNINGS PER SHARE


            FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2000 AND 1999


                      (In Thousands, Except Per Share Data)


                                   (Unaudited)

                                                                          Three Months Ended
                                                                               March 31,
                                                                         ---------------------
                                                                          2000           1999
                                                                         ------         ------
             Net income                                                  $  525         $  520
                                                                         ======         ======

                  Weighted average common
                   shares outstanding                                     8,747          8,497

                  Add - Dilutive effect of outstanding
                   options (as determined by the
                   application of the treasury stock method)                 --             --
                                                                         ------         ------



                  Weighted average common and
                   common equivalent
                   shares outstanding                                     8,747          8,497
                                                                         ======         ======

             Primary earnings per share:                                 $  .06         $  .06
                                                                         ======         ======

             Diluted earnings per share:                                 $  .06         $  .06
                                                                         ======         ======


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